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                                                                    EXHIBIT 23.2


[PRICEWATERHOUSECOOPERS LOGO]



                                                    PRICEWATERHOUSECOOPERS
                                                    ACCOUNTANTS N.V.
                                                    Prins Bernhardplein 200
                                                    1097 JB Amsterdam
                                                    P.O. Box 94200
                                                    1090 GE Amsterdam
                                                    The Netherlands
                                                    Telephone +31 (20) 568 66 66
                                                    Facsimile +31 (20) 568 68 88
                                                    www.pwc.com/nl





                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SPSS Inc. of our report dated April 17, 2003, except for Notes 17 and 18 for which the date is December 17, 2003, relating to the consolidated financial statements of Data Distilleries B.V. for the years ended December 31, 2002 and 2001, which appear in the Form 8-K/A of SPSS Inc. dated January 19, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers Accountants N.V.




Amsterdam, the Netherlands
January 30, 2004






















PricewaterhouseCoopers is the trade name of amongst others the following companies: PricewaterhouseCoopers Accountants N.V. (registered with the Trade Register under number 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (registered with the Trade Register under number 34180284), PricewaterhouseCoopers Corporate Finance & Recovery N.V. (registered with the Trade Register under number 34180287) and PricewaterhouseCoopers B.V. (registered with the Trade Register under number 34180289). The services rendered by these companies are governed by General Terms & Conditions, which include provisions regarding our liability. Purchases by PricewaterhouseCoopers are governed by general purchase conditions ("Algemene Inkoopvoorwaarden"). Both General Terms & Conditions are filed with the Amsterdam Chamber of Commerce and can also be viewed at www.pwc.com/nl.